Exhibit 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We hereby consent to the incorporation by reference in this Registration Statement of Blaize Holdings, Inc. (the “Company”) on Form S-8 of our report dated March 11, 2025, which includes an explanatory paragraph as to Blaize, Inc. and Subsidiaries’ ability to continue as a going concern, with respect to our audits of the consolidated financial statements of Blaize, Inc. and Subsidiaries as of December 31, 2024 and 2023 and for the years then ended.

/s/ UHY LLP

Melville, NY

May 9, 2025

An Independent Member of Urbach Hacker Young International